Exhibit 10.33
                               SECURITY AGREEMENT

                  TOWER TECH, INC., an Oklahoma corporation, with its principal place of business located 11935 S. 1-44 Service Road, Oklahoma City, Oklahoma 73170 ("Debtor"), for valuable consideration, receipt whereof is hereby acknowledged, does hereby grant unto HPM CORPORATION, with its principal place of business located at 820 Marion Road, Mount Gilead, Morrow County, Ohio 43338 ("Secured Party"), a security interest in the following property (hereinafter called the "Collateral"):

                   Whether now owned or hereafter acquired, all of the Equipment identified on Schedule 1, which is attached hereto and incorporated by this reference herein, to be used by Debtor in the conduct of its business together with all replacements, permanent additions, accessions, substitutions and proceeds thereof and thereto (including any claims or insurance payable by reason of loss or damage thereto), to secure the payment of One Million One Hundred Nine Thousand Eight Hundred Twenty-Nine and 00/100 Dollars ($1,109,829.00) (all hereinafter called the "Obligations").

                   Debtor hereby warrants and covenants that:

                  1 . The Collateral will be kept at 11935 S. 1-44 Service Road, Oklahoma City, Oklahoma 73170. Debtor will notify Secured Party of any change in location of the Collateral within Oklahoma and will not remove the Collateral from Oklahoma without the written consent of Secured Party. Secured Party may examine and inspect the Collateral at any time, wherever located.

                  2. The Collateral is or is to be used primarily in business.

                  3. Debtor's chief executive office is located at 11935 S. 1-44
                     Service Road, Oklahoma City, Oklahoma 73170.

                  4. Except for the security interest granted hereby, Debtor is the owner of the Collateral free from any prior lien, security interest or encumbrances, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                  5. Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral without the written consent of Secured Party, will keep the Collateral in good order and repair and will not waste or destroy the Collateral.


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                   6. No financing  statement covering the Collateral is on file in any public office, and at the request of Secured Party Debtor will join with Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party and will pay the cost of filing the same in all public offices wherever filing is deemed necessary or desirable by Secured Party.

                   7. Debtor will keep the Collateral insured at all times against loss by fire and/or other hazards concerning which, in the judgment of Secured Party, insurance protection is reasonably necessary, in a company or companies satisfactory to the Secured Party and in amounts sufficient to protect Secured Party against loss or damage to the Collateral; and a loss payee certificate, with loss payable clauses in favor of the Secured Party as its interest may appear, in form satisfactory to Secured Party, will be delivered to Secured Party.

                   8. At its option, Secured Party may discharge taxes, liens, or security interests or other encumbrances at any time levies are placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any reasonable payment made, or any reasonable expense incurred, by Secured Party pursuant to the foregoing authorization. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

                  9. Upon the happening of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenant or liability contained or referred to herein or in any note or other instrument or document evidencing any of the Obligations;
(b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor in connection with this Security Agreement or to induce Secured Party to make a loan to Debtor or sell to debtor on account proves to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; or (d) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the Collateral of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, Debtor or any guarantor or surety for Debtor; thereupon, or at any time thereafter (such default not having previously been cured), Secured Party at its option may declare all of the Obligations to be immediately due and payable and shall then have the remedies for a secured party under the laws of the state where the Collateral is located and the State of Ohio, including, without limitation thereto, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party will give Debtor ten (10) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, and at any such public or private sale Secured Party may purchase the Collateral.

                  10. This Security Agreement and the security interest in the Collateral created hereby shall terminate when the Obligations have been paid in full. No waiver by Secured Party of any default shall be effective unless in writing or operate as a waiver of any other default or of the same default on a future occasion. Secured Party is authorized to fill in any blank spaces herein and to date this Security Agreement as of the date the loan or open account is made. All rights of Secured Party hereunder shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Secured Party; and all other obligations of Debtor shall bind the heirs, executors, administrators, successors and assigns of Debtor. If there be more than one Debtor, their obligations hereunder shall be joint and several. This Security Agreement shall take effect when signed by Debtor.

                  11. This Security Agreement contains the entire agreement between the parties regarding the subject matter hereof and, except as stated herein, no representations, inducements, promises or agreements, oral or written, shall be of any force and effect.

                  12. This Security Agreement shall be deemed to have been made and entered into in the State of Ohio, and all rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Ohio.

                  13. No failure by either party to exercise any power given to it or to insist upon strict compliance by the other party of any obligation hereunder shall affect either party's rights concerning such default or any subsequent default.

Secured Party:                                   Debtor:
HPM CORPORATION                                  TOWER TECH, INC.
By:  ____________________                        BY:  ss/HAROLD CURTIS
                                                   -------------------
Print:   ________________                      Print:  Harold Curtis
Its:     ________________                      Its:    Chief Executive Officer
Date:    ________________


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                                             SCHEDULE 1

 Debtor:                    TOWER TECH, INC.

 Secured Party:             HPM CORPORATION

                                   Property Description (continued)

         One HPM Corporation Model MLH2200 WP-600 Injection Molding Machine with the following options: 460v power, dual core pull, wide platen, power tie-bar puller, cycle counter, wedgemounts, oil alarms, robot interface, motion/no motion, platform & ladder, air bags, Filtroil system, "B" barrel & screw, intrusion molding circuit, power pivot, 12" ram spacer, PVC modifications.

Serial Number: 99042. Year of Manufacture: 1999.